Exhibit 11


                       National Auto Finance Company, Inc.
                    Computation of Earnings Per Common Share
                (unaudited, in thousands, except per share data)



                                                                                   Six Months Ended June 30,
                                                                           ------------------------------------
                                                                                1997                 1996
                                                                           ----------------     ---------------
Average number of common shares outstanding
                                                                                      6,976
Proforma shares outstanding
                                                                                                          6,726
Common equivalent shares outstanding:
   Stock options
                                                                                          -                   -
Total common and common equivalent shares outstanding
                                                                                      6,976               6,726
Net income before income taxes from reorganization of
   partnership                                                             $          2,058     $         1,040
                                                                           ================     ===============
                                                                           ================     ===============
Net income (loss)                                                          $                    $
                                                                                     (2,442)                  -
                                                                           ================     ===============
                                                                           ================     ===============
        Earnings per share                                                 $           0.29     $             -

        Earnings per share as adjusted                                     $          (0.36)    $             -

        Proforma earnings per share                                                             $          0.15
                                                                                                ===============

                                       27